UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2018

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road    Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 25, 2018, Skyline Corporation (“Skyline”), along with management of Champion Enterprises Holdings, LLC, hosted a conference call to discuss the previously announced share contribution and exchange transaction. A copy of the investor presentation is attached to this Current Report as Exhibit 99.1, and is available on the Corporation’s website at http://www.skylinecorp.com under the tab “Investors-SEC Filings.”

Additional Information for Shareholders

In connection with the proposed Exchange and certain matters to be approved by Skyline’s shareholders at a special meeting of shareholders relating to the Exchange (the “Company Shareholder Approval Matters”), Skyline will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Skyline. The proxy statement will contain important information about the Company Shareholder Approval Matters and the proposed Exchange and related matters. SKYLINE’S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED EXCHANGE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY SHAREHOLDER APPROVAL MATTERS AND THE PROPOSED EXCHANGE. Skyline’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Skyline’s shareholders also will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Skyline Corporation, 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46514, Attention: Corporate Secretary, or by calling (574) 294-6521, or from Skyline’s website at www.skylinecorp.com under the tab “Investors – SEC Filings.” The information available through Skyline’s website is not and shall not be deemed part of this document or incorporated by reference into other filings Skyline makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

This communication is not a solicitation of proxies in connection with the proposed Exchange. However, Skyline and its directors and officers may be deemed to be participants in the solicitation of proxies from Skyline’s shareholders with respect to the special meeting of shareholders that will be held to consider the Company Shareholder Approval Matters in connection with the Exchange. Information concerning the ownership of Skyline securities by Skyline’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5 and additional information about Skyline’s directors and executive officers and their ownership of Skyline’s common stock is set forth in the proxy statement for Skyline’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on August 22, 2017. Shareholders may obtain additional information regarding the interests of Skyline and its directors and executive officers in the proposed Exchange, which may be different than those of Skyline’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Exchange, when filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Except for historical information contained herein, this document expresses “forward-looking statements” which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, as amended. Such matters include forward-looking statements regarding the prospective effects and timing of the proposed Exchange. Generally, the words “believe,” “expect,” “intend,” “estimate,” “project,” “will,” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates, or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. Skyline cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Skyline may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause Skyline’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include, but are not limited to: potential failure to obtain shareholder approval of the Company Shareholder Approval Matters; potential failure to obtain regulatory approval for the Exchange or to satisfy other conditions to the consummation of the Exchange on the proposed terms and within the proposed timeframes; costs or difficulties relating to integration matters might be greater than expected; material adverse changes in Skyline’s operations or earnings; changes in laws, regulations, or accounting principles generally accepted in the United States; the effect of the recently enacted Tax Cuts and Jobs Act on Skyline and its subsidiaries; Skyline’s competitive position within the markets it serves; unforeseen downturns in the local, regional, or national economies or in the specific regions in which Skyline has market concentrations; and other risks discussed in Skyline’s filings with the SEC, including its Annual Report on Form 10-K, which filings are available from the SEC. Skyline undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Investor Presentation related to January 25, 2018 conference call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: January 25, 2018

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer